EXHIBIT 1.1

1,900,000 Shares of Class A Common Stock

HUB GROUP, INC.

UNDERWRITING AGREEMENT

                             , 2004

BEAR, STEARNS & CO. INC.

BB&T	CAPITAL MARKETS,

a division of Scott & Stringfellow, Inc.

As Representatives of the

Several Underwriters

c/o Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Gentlemen:

Hub Group, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto, for whom you are acting as representatives (the “Representatives”), 1,800,000 shares (the “Company Shares”) of the Company’s Class A Common Stock, $.01 par value (the “Class A Common Stock”). The stockholders of the Company listed on Schedule II hereto (the “Selling Stockholders”) severally propose to sell to the Underwriters an aggregate of 100,000 shares of Class A Common Stock (the “Selling Stockholders Shares” and together with the Company Shares, the “Firm Shares”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. Certain of the Selling Stockholders also propose to sell to the Underwriters up to 285,000 additional shares of Class A Common Stock (the “Option Shares”).

As the Representatives, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the

extent the option is exercised) are herein collectively called the “Shares.” If the Underwriters listed on Schedule I include only the Representatives, then references herein to the Representatives shall mean the Underwriters. The Company and the Selling Stockholders are sometimes referred to herein collectively as the “Sellers.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a) The Company represents and warrants to each of the Underwriters as follows:

(i) A registration statement on Form S-3 (File No. 333-            ) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the Rules and Regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. The Company has complied with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations in all material respects) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. As used in this Agreement, “Prospectus” means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date hereof or the date of the Prospectus and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein as of the date of the Prospectus, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

(ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company is listed on Exhibit A hereto (collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or general partnership in good standing, if applicable, under the laws of the jurisdiction of its incorporation or organization with power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not result in any material adverse change in the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole. The outstanding shares of capital stock of the corporate Subsidiaries, the partnership interests in the partnership Subsidiaries and the membership interests in the limited liability company Subsidiaries have been duly authorized, if applicable, and validly issued, except for general partnership interests and membership interests, are fully paid and non-assessable, and, except to the extent reflected in the Registration Statement, such capital stock, partnership interests and membership interests owned by the Company, directly or indirectly, are owned free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(iii) The outstanding shares of Class A Common Stock, including the Shares to be sold by the Selling Stockholders, and the Class B Common Stock, $.01 par value (the “Class B Common Stock”), of the Company are duly authorized, validly issued, fully paid and non-assessable; the Company Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders of the Company exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Class A Common Stock or Class B Common Stock.

(iv) The information set forth under the caption “Capitalization” in the Prospectus is true and correct as of the dates presented. All of the Shares conform to the description thereof contained in the Registration Statement in all material respects. The form of certificates for the Shares conforms to the corporate law of the State of Delaware.

(v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor, to the knowledge of the Company, instituted proceedings for that purpose. The Registration Statement, when it was declared effective, the Prospectus, when it is filed with the Commission pursuant to Rule 424(b) and any amendment or supplement thereto, when it is filed with the Commission, contained or will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time such documents were filed with the Commission, conformed in all respects, to the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) or the Act, as applicable, and the rules and regulations of the

Commission thereunder. When declared effective and as of the date hereof, the Registration Statement and any amendment thereto did not contain, and does not contain, any untrue statement of a material fact and did not omit, and does not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date it is first filed with the Commission and as of the date hereof, each of the Preliminary Prospectus and the Prospectus and any amendments and supplements thereto did not contain, and will not contain, any untrue statement of material fact; and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

(vi) The summary consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the Subsidiaries, as the case may be, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. Except as described in the Registration Statement, the summary financial and statistical data included in the Registration Statement present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The as adjusted financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been properly compiled on the as- adjusted bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(vii) Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

(viii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby.

(ix) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind (a “Lien”) except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration and the Prospectus, except for properties the lack of which would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

(x) The Company and the Subsidiaries have filed all Federal, State, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company and the Subsidiaries, as the case may be, in accordance with generally accepted accounting principles.

(xi) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the financial statements which are reflected in the Registration Statement.

(xii) None of the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its (A) Charter, By-Laws, partnership agreement or operating agreement or (B) under any material agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to clause (B), which violation or default is of material significance in respect of the business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any Subsidiary is a party, or of the Charter, By-Laws, partnership agreement or operating agreement of the Company or any Subsidiary or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(xiv) The Company and each of the Subsidiaries holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses. The Company and each Subsidiary owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus, except for Intellectual Property the lack of which would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and the Subsidiaries taken as a whole. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company.

(xv) Neither the Company, nor to the Company’s best knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Class A Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq National Market in accordance with Rule 103 under Regulation M of the Exchange Act.

(xvi) None of the Company nor any Subsidiary is an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

(xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xviii) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

(xix) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) that is subject to Title IV of ERISA for which the 30 day advance notice requirements have not been waived and for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service with respect to its qualified status and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

(xx) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent which might have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(xxi) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole. There is no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, except for actions, claims, noncompliance, violations, investigations or proceedings which would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(xxii) Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of its executive officers has at any time during the last five years (A) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof. Neither the Company nor, to the knowledge of the Company, any executive officer of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxiii) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the NASD.

(xxiv) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on EDGAR. The Class A Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Class A Common Stock (including the Selling Stockholder Shares and the Option Shares) are listed for quotation on The Nasdaq National Market (“Nasdaq”), the Company Shares have been approved for quotation on the Nasdaq upon issuance or sale and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Class A Common Stock under the Exchange Act or de-listing the Class A Common Stock from the Nasdaq, nor has the Company received after January 1, 2003 any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

(xxv) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act or 2002 (the “Sarbanes-Oxley Act”) that are effective and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(xxvi) The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act) required in order for the Chief

Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(b) Each Selling Stockholder severally represents and warrants as follows:

(i) Such Selling Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement and the Prospectus. To the extent such Selling Stockholder is an entity, this Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus have been duly authorized by such Selling Stockholder. This Agreement has been duly executed and delivered by such Selling Stockholder.

(ii) Such Selling Stockholder has full power and authority to execute and deliver a Custody Agreement and Power of Attorney in substantially the form set forth in Exhibit B hereto (such Selling Stockholder’s “Custody Agreement” and “Power of Attorney”, respectively) to perform its obligations thereunder and to consummate the transactions contemplated by thereby. To the extent such Selling Stockholder is an entity, the Custody Agreement and Power of Attorney and the transactions contemplated thereby have been duly authorized by such Selling Stockholder. The Custody Agreement and Power of Attorney have each been duly executed and delivered by such Selling Stockholder and constitute the legal, valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(iii) Such Selling Stockholder agrees that the Firm Shares and Option Shares, if any, to be sold by such Selling Stockholder, whether or not on deposit with the Custodian, are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by any act of such Selling Stockholder, except as provided (a) in this Agreement or in the Custody Agreement and Power of Attorney, (b) by operation of law or (c) by any court in connection with any bankruptcy or similar proceeding. If such Selling Stockholder should die or become incapacitated, or if any other event should occur affecting the legal status or capacity of such Selling Stockholder before the delivery of the Firm Shares and the Option Shares, if any, to be sold by a Selling Stockholder hereunder, the documents evidencing the Firm Shares and the Option Shares, if any, to be sold by such Selling Stockholder then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

(iv) Such Selling Stockholder has, and on the Closing Date and the Option Closing Date, if applicable, will have, valid and unencumbered title to the Firm Shares and Option Shares, if any, to be delivered by such Selling Stockholder on such Closing Date or Option Closing Date, and upon the delivery of, and payment for, such Firm Shares and Option Shares on the Closing Date or the Option Closing Date, if applicable, as provided herein, assuming such Underwriters have no notice of any adverse claim, the Underwriters will acquire valid and unencumbered title to the Firm Shares and Option Shares, if any, to be delivered by such Selling Stockholder on the Closing Date or the Option Closing Date.

(v) No consent of, from or with any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance by the Selling Stockholder of this Agreement or its Custody Agreement and Power of Attorney, or consummation by the Selling Stockholders of the transactions contemplated herein or therein, except such as have been obtained under the Securities Act and such as may be required under the state or foreign securities laws, the blue sky laws of any jurisdiction or the NASD in connection with the purchase and distribution of such Selling Stockholder’s Firm Shares and such Selling Stockholder’s Option Shares by the Underwriters.

(vi) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Firm Shares and the Option Shares.

(vii) Such Selling Stockholder does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Stockholder to the Underwriters pursuant to this Agreement.

(viii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ix) The execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and consummation of any of the other transactions contemplated herein and therein by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will not result in any violation or breach of any judgment, order, decree, statute, rule or regulation applicable to such Selling Stockholder of any court or any public, governmental or regulatory agency or body, administrative agency or arbitrator having jurisdiction over such Selling Stockholder.

(x) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Class A Common Stock to facilitate the sale or resale of the Firm Shares or Option Shares, if any.

(c) Each of David P. Yeager, Mark A. Yeager and Thomas L. Hardin severally represents and warrants that, when declared effective and as of the date hereof, the Registration Statement and any amendment thereto did not contain, and does not contain, any untrue statement of a material fact and did not omit, and does not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date it is filed with the Commission and as of the date hereof, the Preliminary Prospectus and the Prospectus and any amendments and supplements thereto did not contain, and will not contain, any untrue statement of material fact; and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the such Selling Stockholder makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

(d) Each of the David P. Yeager Perpetual Trust, the Alexander B. Yeager 1994 GST Trust, the Samantha N. Yeager 1994 GST Trust and the Mark A. Yeager Perpetual Trust severally represents and warrants that the information pertaining to such Selling Stockholder under the captions “Selling Stockholders” and “Underwriting” in the Prospectus is complete and accurate in all material respects.

2.	PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $             per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Sections 9 and 12 hereof.

(b) Payment for the Firm Shares to be sold hereunder is to be made in same day funds via wire transfer to the order of the Company and the Custodian, as the case may be, in each case against delivery of the Firm Shares to the Representatives through the facilities of The Depository Trust Company for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Mayer, Brown, Rowe & Maw LLP, 190 S. LaSalle Street, Chicago, IL 60603, at 10:00 a.m., New York City time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the

“Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed. The Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders listed on Schedule II hereto as selling Option Shares hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company and the Selling Stockholders setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option is exercised in part, the Selling Stockholders will sell the amount that is proportional to the total number of Option Shares listed on Schedule II. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholders To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in same day funds via wire transfer to the order of the Custodian, as custodian for the Selling Stockholders, against delivery of the Option Shares to the Representatives through the facilities of The Depository Trust Company for the several accounts of the Underwriters at the offices of Mayer, Brown, Rowe & Maw LLP, 190 S. LaSalle Street, Chicago, IL 60603, at 10:00 a.m., New York City time.

(d) Each Selling Stockholder hereby agrees that the Custodian is authorized to deduct any transfer taxes, stamp duties and other similar taxes with respect to the Shares, if any, to be sold by such Selling Stockholder from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement and Power of Attorney.

3.	OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.	COVENANTS OF THE SELLERS.

(a) The Company covenants and agrees with the several Underwriters that:

(i) The Company will (A) use all commercially reasonable efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (B) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance in all material respects with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(iii) The Company will cooperate with the Representatives in endeavoring to qualify or exempt the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications or exemptions in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

(v) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder in all material respects, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law in all material respects.

(vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(vii) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act, unless any such report, document or information is filed with the Commission through EDGAR.

(viii) During the period of 90 days from the date of the Prospectus, without the prior written consent of the Bear, Stearns & Co. Inc., the Company will not (A) directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Class A Common Stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Class A Common Stock or any other such security (any “Relevant Security”), or make any announcement of any of the foregoing, (B) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (C) otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, except for (1) the sale by the Company and the Selling Stockholders of Shares as contemplated by this Agreement and (2) the Company’s issuance of Class A Common Stock upon (a) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof, (b) the exercise of currently outstanding options and the vesting of currently outstanding restricted stock in accordance with their respective terms and (c) the grant and exercise of options under, or the issuance of shares, including restricted shares, pursuant to, employee stock option plans in effect on the date hereof, each as described in the Registration Statement and the Prospectus. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans.

(ix) The Company will use all commercially reasonable efforts to list, subject to notice of issuance, the Company Shares on the Nasdaq National Market.

(x) The Company has caused each executive officer and director, each Selling Stockholder and each of its stockholders listed on Schedule III attached hereto to furnish to you, on or prior to the date of this Agreement, an undertaking in substantially the form of Annex I hereto (the “Lockup Agreements”). Notwithstanding the foregoing, members of the Yeager family shall not be prohibited from completing (a) intra-family transfers of shares of Class A Common Stock or Class B Common Stock, (b) bona fide gifts of shares of Class A Common Stock or Class B Common Stock or (c) converting shares of Class B Common Stock into shares of Class A Common Stock; provided that, in the case of (a) and (b) above, each resulting transferee executes and delivers to you an agreement satisfactory to you certifying that such transferee is bound by the terms of the Lockup Agreement with respect to the transferred shares and will comply with the terms thereof with respect to the transferred shares as if it had been an original party thereto.

(xi) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Company Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act of 1940, as amended.

(xii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Class A Common Stock.

(xiii) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(xiv) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Act.

(xv) So long as the Company is subject to the provisions of the Sarbanes-Oxley Act, the Company will actively take steps to ensure that it will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(b) Each Selling Stockholder, severally and not jointly, covenants and agrees with the several Underwriters that:

(i) To deliver to the Representatives prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-9, which may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof.

(ii) To notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) To cooperate to the extent reasonably necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time and to do and perform all things to be done and performed under this Agreement prior to the Closing Date and the Option Closing Date, if any, and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

(iv) To pay or to cause to be paid all transfer taxes, stamp duties and other similar taxes with respect to the Shares, if any, to be sold by such Selling Stockholder.

5.	COSTS AND EXPENSES.

The Company and the Selling Stockholders will pay all costs, expenses and fees incident to the performance of their obligations under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses and the Prospectus; the costs of reproducing and delivering to, or as requested by the Underwriters copies of, this Agreement and the Underwriters’ Invitation Letter; the filing fees of the Commission; the filing fees of the NASD in connection with securing any required review by the NASD of the terms of the offering of the Shares; and the listing fee of the Nasdaq. The Company shall not, however, be required to pay for any of the Underwriters’ expenses; provided that, if this Agreement shall not be consummated because the conditions in Section 6 hereof (other than paragraph (d) thereof) are not satisfied or by reason of any failure, refusal or inability on the part of the Company or any Selling Stockholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, as applicable, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy in all material respects, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and each Selling Stockholder contained herein, and to the performance by the Company and each Selling Stockholder of their covenants and obligations hereunder in all material respects and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives’ reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or any Selling Stockholder, shall be threatened by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Mayer, Brown, Row & Maw LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

(i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or general partnership, as the case may be, in good standing, if applicable, under the laws of the jurisdiction of its incorporation or organization, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not result in any material adverse change in the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the corporate Subsidiaries, the partnership interests in each of the partnership Subsidiaries and membership interests in limited liability company Subsidiaries have been duly authorized, if applicable, and validly issued and, except for general partnership interests and the membership interests, are fully paid and non-assessable, and are owned by the Company or a Subsidiary; and, to the best of such counsel’s knowledge, the outstanding shares of capital stock of each of the corporate Subsidiaries and the partnership interests in each of the Hub Partnerships owned by the Company, directly or indirectly, are owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

(ii) The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus; the outstanding shares of the Company’s Class A Common Stock, including the Shares to be sold by the Selling Stockholders, and Class B Common Stock are duly authorized, validly issued, fully paid and non-assessable; the Shares conform in all material respects to the description thereof contained in the Prospectus; the certificates for the Shares are in due and proper form; the shares of Class A Common Stock to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this

Agreement; and no preemptive rights of stockholders of the Company exist with respect to any of the Shares or the issue or sale thereof.

(iii) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Class A Common Stock or Class B Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Class A Common Stock and Class B Common Stock or other securities of the Company.

(iv) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

(v) The Registration Statement, the Prospectus and each amendment or supplement thereto and document incorporated by reference therein comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein).

(vi) Such counsel does not know of any contracts or documents required to be filed or incorporated by reference as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference, or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects. The statements under the caption “Description of Capital Stock” in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

(vii) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

(viii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter, By-Laws, partnership agreements or operating agreements of the Company or any Subsidiary or any material agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or, to such counsel’s knowledge, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any judicial, regulatory or other legal or governmental agency or body.

(ix) This Agreement has been duly authorized, executed and delivered by the Company.

(x) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

(xi) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

In rendering such opinion Mayer, Brown, Rowe & Maw LLP may rely as to matters governed by the laws of states other than Delaware or Illinois or Federal laws on local counsel in such jurisdictions, provided that in each case Mayer, Brown, Rowe & Maw LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In rendering such opinions, Mayer, Brown, Rowe & Maw LLP may rely, as to matters of fact, upon certificates of public officials and officers of the Company and its Subsidiaries. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and related statistical information therein). With respect to such statement, Mayer, Brown, Rowe & Maw LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

(c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Mayer, Brown, Rowe & Maw LLP, counsel for the Selling Stockholders, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

(i) The Selling Stockholder has full power and authority to enter into the Agreement, the Custody Agreement and the Power of Attorney executed by such Selling Stockholder and to sell, assign, transfer and deliver the Shares and the Option Shares to be sold by such Selling Stockholder in the manner provided in the Agreement.

(ii) Upon (i) payment for the Shares to be sold by the Selling Shareholder in accordance with the Underwriting Agreement, and (ii) physical delivery to the Underwriters in the State of Illinois of certificates evidencing such Shares endorsed to such Underwriters or in blank by an effective endorsement, assuming that each Underwriter does not have “notice” (within the meaning of Section 8-105 of the Uniform Commercial Code as currently in effect in the State of Illinois (the “UCC”)) of any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares, the Underwriters will have the status of a “protected purchaser” with respect to such Shares under Section 8-303 of the UCC and will acquire such Shares free of any “adverse claim” (as defined in Section 8-102 of the UCC).

(iii) The Selling Stockholder has the legal right and power, and, to the extent such Selling Stockholder is an entity, all authorizations and approvals required under its charter and by-laws, partnership agreement, limited liability company agreement, trust agreement or other organizational documents, as the case may be, to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Shares which may sold by such Selling Stockholder under this Agreement and to comply with its other obligations under this Agreement and its Custody Agreement and Power of Attorney.

(iv) This Agreement has been duly authorized (to the extent such Selling Stockholder is an entity), executed and delivered by the Selling Stockholder.

(iv) The Custody Agreement and Power of Attorney appointing              as the Custodian and              as such Selling Stockholder’s Attorney-In-Fact, with regard to the transactions contemplated hereby and by the Registration Statement, have been duly authorized (to the extent such Selling Stockholder is an entity), executed and delivered by or on behalf of such Selling Stockholder and are the valid and binding agreements of the Selling Stockholder, enforceable in accordance with their terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and pursuant to such power of attorney, such Selling Stockholder has authorized such Attorney-In-Fact to execute and deliver on such Selling Stockholder’s behalf the Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Firm Shares and the Option Shares to be sold by such Selling Stockholder pursuant to this Agreement.

(v) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney by the Selling Stockholder, compliance by the Selling Stockholder with all the provisions hereof and thereof and consummation of the transactions contemplated hereby and thereby will not, to such counsel’s knowledge, (A) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act, state securities laws or Blue Sky laws) or (B) violate, contravene or conflict with any provision of applicable law or regulation, statute, administrative regulation or ruling, and will not or violate, result in a breach of or constitute a default under any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator applicable to such Selling Stockholder or property of such Selling Stockholder.

In rendering such opinion such counsel may rely as to matters governed by the laws of states other than Delaware or Illinois or Federal laws on local counsel in such jurisdictions, provided that in each case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In rendering such opinions, such counsel may rely, as to matters of fact, upon certificates of public officials and officers of the Selling Stockholders.

(d) The Representatives shall have received from Piper Rudnick LLP, counsel for the Underwriters, a favorable written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules or related statistical information therein). With respect to such statement, Piper Rudnick LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

(e) You shall have received, on each of the dates hereof, the Closing Date or the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to you, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the

Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

(f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Senior Vice President-Finance, Chief Financial Officer and Treasurer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents, to the best of his knowledge after reasonable investigation, as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or, to his knowledge, are contemplated by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and, as of the Closing Date, all agreements and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with in all material respects and all conditions have been complied with;

(iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

(iv) He has examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement and the date the Prospectus was filed with the Commission pursuant to Rule 424(b), the Registration Statement and the Prospectus, respectively, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(v) Since the respective dates as of which information is given in the Registration Statement and Prospectus (exclusive of any amendment or supplement thereto after the date of this Agreement), there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(g) The Company and each Selling Stockholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(h) The Company Shares have been approved for quotation upon notice of issuance on the Nasdaq National Market.

(i) You shall have received a duly executed lock-up agreement from each person who is a director or officer of the Company, each Selling Stockholder and each person listed on Schedule III hereto, in each case substantially in the form attached hereto as Annex I and each such agreement shall be in full force and effect.

(j) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, the effect of which, is, in the judgment of Bear, Stearns & Co. Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only (i) if they are in the form specified herein or (ii) if not in the form specified herein, if they are in all material respects satisfactory to the Representatives and to Piper Rudnick LLP.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholders of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company, the Selling Stockholders and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.	CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

The obligations of each Seller to sell and deliver the portion of the Shares required to be delivered by such Seller as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.	INDEMNIFICATION.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration

Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that such Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. In no event, however, shall the liability of any Selling Stockholder for indemnification under this Section 8(b) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Shares sold hereunder that is being sold by the Selling Stockholder, or (ii) the proceeds received by such Selling Stockholder from the Underwriters in the offering. This indemnity agreement will be in addition to any liability which such Selling Stockholder may otherwise have.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, the Selling Stockholders or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, whether or not the applicable party or controlling person is a party to any action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company and the Selling Stockholders in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(e) If the indemnification provided for in this Section 8 is applicable by its terms but is otherwise unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) any Selling Stockholder shall not be required to contribute any amount in excess of the lesser of (A) that proportion of the total of such losses, claims, damages or liabilities indemnified or contributed against equal to the proportion of the total Shares sold hereunder that are being sold by such Selling Stockholder or (B) the proceeds received by such Selling Stockholder from the Underwriters in the offering. The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, the Selling Stockholders, the Company’s directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.	DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Stockholders), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and each Selling Stockholder such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase or (b) if the aggregate number of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company, the Selling Stockholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Stephen Parish, Senior Managing Director, Equity Capital Markets, and to Piper Rudnick LLP, 6225 Smith Avenue, Baltimore, Maryland 21209, Attention: Richard C. Tilghman, Esq.; if to the Company or any Selling Stockholder, to Hub Group, Inc., 3050 Highland Parkway, Suite 100, Downers Grove, Illinois 60515, Attention: Thomas M. White, Senior Vice President, Chief Financial Officer and Treasurer.

11.	TERMINATION.

This Agreement may be terminated by you by notice to the Company and the Selling Stockholders as follows:

(a) at any time prior to the Closing Date or the Option Closing Date, as the case may be: (i) (A) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of Bear, Stearns & Co. Inc., makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Option Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus; or (ii) if trading on The New York Stock Exchange (the “NYSE”), or the Nasdaq shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE, or the Nasdaq or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) if any domestic or international event or act or occurrence has materially disrupted, or in the opinion of Bear, Stearns & Co. Inc., will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or

(b) as provided in Sections 6, 9 and 12 of this Agreement.

12.	SELLING STOCKHOLDER DEFAULTS.

(a) If any Selling Stockholder or Selling Stockholders shall default in its or their obligation to sell and deliver any Shares hereunder, then the Representatives may, by notice to the Company, terminate this Agreement without any liability on the part of any non-defaulting party. No action taken pursuant to this Section 12 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

(b) In the event that such default occurs and the Underwriters do not terminate this Agreement pursuant to Section 12(a), then the Representatives and the Company each shall have the right, in each case by notice to the other, to postpone the Closing Date or the Option Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of the Underwriters’ counsel, may thereby be made necessary or advisable; and in no event shall the Company be obligated to increase the number of Shares it is required to sell hereunder.

13.	SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14.	INFORMATION PROVIDED BY UNDERWRITERS.

The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information appearing in the fifth, thirteenth, fourteenth and sixteenth paragraphs under the caption “Underwriting” in the Prospectus.

15.	GOVERNING LAW AND JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and the Selling Stockholders irrevocably submit to the non-exclusive jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

16.	MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Stockholders and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours, HUB GROUP, INC.

By:
Name: Title:

The Selling Stockholders listed on Schedule II hereto

By:
Attorney-In-Fact

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

BEAR, STEARNS & CO. INC.

BB&T	CAPITAL MARKETS,

    a division of Scott & Stringfellow, Inc.

By: Bear, Stearns & Co. Inc.

By:
Authorized Officer For themselves and as Representatives of the several Underwriters listed on Schedule I

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased
Bear, Stearns & Co. Inc.
BB&T Capital Markets, Inc., a division of Scott & Stringfellow, Inc.

Total	1,900,000

SCHEDULE II

Selling Stockholder	Number of Firm Shares to be Sold	Number of Additional Shares to be Sold if Option is Fully Exercised
David P. Yeager
David P. Yeager Perpetual Trust
Mark A. Yeager
Alexander B. Yeager 1994 GST Trust
Samantha N. Yeager 1994 GST Trust
Mark A. Yeager Perpetual Trust
Thomas L. Hardin

Total:	100,000	285,000

SCHEDULE III

Laura C. Yeager 1994 GST Trust

Matthew D. Yeager 1994 GST Trust

Phillip D. Yeager 1994 GST Trust

EXHIBIT A

List of Subsidiaries of Hub Group, Inc.

SUBSIDIARIES	JURISDICTION OF INCORPORATION/ORGANIZATION

Hub City Terminals, Inc.	Delaware
Hub Group Atlanta, LLC	Delaware
Hub Group Canada, LP	Delaware
Hub City Texas, L.P.	Delaware
Hub Group Associates, Inc.	Illinois
Hub Highway Services	Illinois
Hub Group Distribution Services, LLC	Illinois
Q.S. of Illinois, LLC	Michigan
Q.S.S.C., Inc.	Delaware
Quality Services LLC	Missouri
Quality Services of Kansas, LLC	Kansas
Quality Services of New Jersey, LLC	New Jersey
Q.S. of Georgia, LLC	Georgia
HLX Company, LLC	Delaware
Hub Chicago Holdings, Inc.	Delaware
Hub Group Transport, LLC	Delaware
Hub Freight Services, Inc.	Delaware

ANNEX I

Form of Lock-Up Agreement

June         , 2004

Bear, Stearns & Co. Inc.

BB&T Capital Markets, Inc., a division

    of Scott & Stringfellow, Inc.

        As Representatives of the several

        Underwriters referred to below

c/o Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Attention: Equity Capital Markets

Hub Group, Inc. Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed public offering (the “Offering”) by Hub Group, Inc., a Delaware corporation (the “Company”), of its Class A common stock, $.01 par value (the “Stock”).

In order to induce you and the other underwriters for which you act as representatives (the “Underwriters”) to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of Bear, Stearns & Co. Inc. (“Bear Stearns”), during the period from the date hereof until ninety (90) days from the date of the final prospectus for the Offering (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein “Relevant Security” means the Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Stock or other such equity security.

Notwithstanding the foregoing, the undersigned may transfer (a) restricted shares of Stock that first become vested during the Lock-up Period, but only to the extent necessary to offset the tax liability with respect to such vesting event and (b) shares of Stock in connection with the

“cashless” exercise of any outstanding options to purchase Stock that have an exercise period that terminates during the Lock-Up Period.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Bear Stearns, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:

Print Name:

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